Exhibit 23.1

Watson Pharmaceuticals, Inc.

Employees’ 401(k) Profit-Sharing Plan

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38596 and No. 333-111032) of Watson Pharmaceuticals, Inc. of our report dated June 25, 2004 relating to the financial statements of the Watson Pharmaceuticals, Inc. Employees’ 401(k) Profit-Sharing Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Orange County, California
June 28, 2004